Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-05651, 333-42262, 333-69755, 333-52958, 333-88301, and 333-101837) of Verilink Corporation of our report dated July 22, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K. We also consent to the reference to us under the heading “Selected Consolidated Financial Data” in Part II, Item 6 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
September 24, 2003